EXHIBIT 23.1

                          Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statements No. 333-55846 and 333-83208 of Boeing Capital Corporation on Form S-3 of our report dated February 1, 2002 (March 4, 2002 as to Note 9) appearing in this Annual Report on Form 10-K of Boeing Capital Corporation for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
March 12, 2002